                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material under ss.240.14a-12

                             SPATIALIGHT INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

        (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

         (5) Total fee paid:

-------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
                                    -------------------------------------------

         (2) Form, Schedule or Registration Statement No:
                                                         ----------------------

         (3) Filing Party:
                          -----------------------------------------------------

         (4) Date Filed:
                        -------------------------------------------------------

                              [ SPATIALIGHT LOGO ]



                                   May 9, 2003


Dear Shareholder:

         This year's Annual Meeting of Shareholders will be held on Saturday, May 24, 2003 at 10:00 a.m., Eastern Time, at the Baltimore Convention Center,
Room 330, One West Pratt Street, Baltimore, Maryland 21201-2499. You are cordially invited to attend.

         The Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

         After reading the Proxy Statement, please promptly vote, sign, and return the enclosed Proxy Card in the prepaid return envelope to assure that your Shares will be represented. Your Shares cannot be voted unless you date, sign and return the enclosed Proxy Card or attend the annual meeting in person. Regardless of the number of Shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

         A copy of the Corporation's 2002 Annual Report is enclosed.

         The Board of Directors and Management look forward to seeing you at the Annual Meeting.

                                       Very truly yours,




                                       Sandi Harrison
                                       Assistant Secretary

                                SPATIALIGHT, INC.
                          5 Hamilton Landing, Suite 100
                            Novato, California 94949

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 24, 2003

         PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of SpatiaLight, Inc., a New York corporation (the "Corporation"), will be held on Saturday, May 24, 2003 at 10:00 a.m., Eastern Time, at the Baltimore Convention Center, Room 330, One West Pratt Street, Baltimore, Maryland 21201-2499 for the following purposes:

         1. To elect four (4) Directors of the Corporation to serve for the ensuing year and until their successors are duly elected and qualified.

         2. To approve an amendment to the Corporation's Restated Certificate of Incorporation, as amended, to increase the number of authorized Common Shares, $.01 par value, from 40,000,000 to 50,000,000.

         3. To ratify the appointment of BDO Seidman, LLP, as independent auditors of the Corporation for the Corporation's fiscal year ending December 31, 2003.

         4. To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournments thereof.

         The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on May 2, 2003 as the record date for the determination of shareholders of the Corporation entitled to notice of and to vote at the Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD. ANY SHAREHOLDER WHO HAS GIVEN A PROXY MAY REVOKE IT BY WRITTEN NOTICE ADDRESSED TO AND RECEIVED BY THE SECRETARY OF THE CORPORATION PRIOR TO ITS EXERCISE, OR BY SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ELECTING TO VOTE IN PERSON AT THE MEETING. THE MERE PRESENCE AT THE MEETING OF THE PERSON APPOINTING A PROXY DOES NOT REVOKE THE PRIOR GRANT OF A PROXY.

                  New York, NY
                  Date:    May 9, 2003

                  BY ORDER OF THE BOARD OF DIRECTORS

                  SANDI HARRISON, Assistant Secretary

                                SPATIALIGHT, INC.
                          5 Hamilton Landing, Suite 100
                            Novato, California 94949

                      -------------------------------------
                                 PROXY STATEMENT
                      -------------------------------------

         This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors (the "Board") of SpatiaLight, Inc. (the "Corporation") for use at the Annual Meeting of Shareholders of the Corporation to be held on May 24, 2003 (the "Meeting") at the Baltimore Convention Center, Room 330, One West Pratt Street, Baltimore, Maryland 21201-2499, 10:00 a.m., Eastern Time, and any adjournments thereof. Shareholders of record as of the close of business on May 2, 2003 will be entitled to notice of and to vote at the Meeting and at any adjournments thereof. As of that date, there were __________ Common Shares, par value $.01 per share ("Common Shares" or "Shares"), issued and outstanding and entitled to vote at the Meeting. Each such Common Share is entitled to one vote on any matter presented at the Meeting.

         If Proxies in the accompanying form are properly executed and returned, unless contrary instructions are indicated thereon, the Common Shares represented thereby will be voted as follows: (1) for the election of the four nominees named below as Directors; (2) for an amendment to the Corporation's Restated Certificate of Incorporation, as amended (the "Certificate"), to increase the number of authorized Common Shares from 40,000,000 to 50,000,0000, as further described under Proposal No. 2; (3) for the ratification of the appointment of BDO Seidman, LLP ("BDO"), as the Corporation's independent accountants for the current fiscal year; and (4) in the discretion of the persons named in the enclosed form of Proxy, on any other matters to properly come before the Meeting or any adjournments thereof. The percentages of votes required to elect directors, approve the amendment to the Certificate, ratify the appointment of BDO and approve the other matters being presented to Shareholders are set forth under each such proposal. Any shareholder who has given a Proxy may revoke it by written notice addressed to and received by the Assistant Secretary of the Corporation prior to its exercise or by submitting a duly executed Proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a Proxy does not revoke the prior grant of a Proxy.

         The presence in person or by Proxy of a majority of the outstanding Common Shares entitled to vote at the Meeting will be necessary to constitute a quorum. Shares represented by Proxy or in person at the Meeting, including Shares represented by Proxies that reflect abstentions with respect to the matters to be voted on at the Meeting, will be counted as present in the determination of a quorum.

         Information with respect to beneficial ownership of Common Shares by Directors and Officers of the Corporation is set forth under the caption "Stock Ownership of Certain Beneficial Owners and Management."

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

         The approximate date of mailing of this Proxy Statement is May 9, 2003.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

         A Board of Directors (the "Board") consisting of four Directors is proposed to be elected by the Shareholders at the Annual Meeting, with each Director to hold office until the next Annual Meeting or until his successor is duly elected and qualified. Pursuant to the Corporation's by-laws, the number of Directors has been fixed by the Board at four to nine Directors and the current Board consists of our Directors.

         The Board recommends that the Shareholders vote FOR the election of the following four nominees: Lawrence J. Matteson, Robert A. Olins, Steven F. Tripp and Claude Piaget. Messrs. Matteson, Olins, Tripp and Piaget are currently serving as Directors of the Corporation. Information concerning these nominees is provided below.

         The Board does not contemplate that any of the nominees will be unable to serve as a Director, but should any such nominees so notify the Corporation of the nominee's unavailability prior to the voting of the Proxies, the persons named in the enclosed Proxy reserve the right to vote for such substitute nominee or nominees as they, in their sole discretion, shall determine.

         Unless authority to vote for one or more of the Director nominees is specifically withheld according to the instructions on the Proxy, those Proxies which are executed and returned to the Corporation prior to the Annual Meeting in the enclosed form will be voted "FOR" the election of each of the four nominees named below. The Proxy solicited by the Board will be so voted unless Shareholders specify a contrary choice therein. The affirmative vote of a plurality of the votes cast at the Meeting shall be required to elect Directors. For purposes of counting votes cast for Directors, abstentions and broker non-votes (i.e., where a broker or nominee submits a Proxy specifically indicating the lack of discretionary authority to vote on a matter) will have no effect on the result of the outcome of the vote.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

         The information set forth below concerning the ages and business experience of each nominee has been furnished to the Corporation by the nominees. There is no family relationship between any nominee and any other nominee or executive officer of the Corporation. For information regarding the beneficial ownership of the Common Shares by the incumbent Directors of the Corporation, see "Stock Ownership of Certain Beneficial Owners and Management."

         The  names,   ages,   terms,   positions  and  offices  held  with  the
Corporation, and business experience for at least the past five years of the Corporation's current Directors and nominees are as follows.

NAME                       AGE                       POSITION(S)                                DIRECTOR SINCE

Lawrence J. Matteson       63                        Chairman of the Board                       1991
Robert A. Olins            46                        Director, Acting Chief Executive Officer    1998
Steven F. Tripp            34                        Director                                    1999
Claude Piaget              61                        Director                                    2001

         LAWRENCE J. MATTESON, Chairman of the Board since April 2001, has served as Director since 1991, and previously served as the Chairman of the Board from 1995 through 1997. He is currently an executive professor of business policy at the William E. Simon Graduate School of Business Administration, University of Rochester. Mr. Matteson was Senior Vice President and General Manager, Electronic Imaging for Eastman Kodak Company until December 1991. Mr. Matteson began his career with Eastman Kodak Company in 1965 as a research engineer and was employed at Kodak in various positions continuously from that date until December 1991. He holds degrees in engineering and an MBA from the University of Rochester Graduate School of Business.

         ROBERT A. OLINS, Director since February 1998, Acting Chief Executive Officer ("CEO"), Secretary and Treasurer since June 2000. Mr. Olins has served as President of Argyle Capital Management Corporation during the past seventeen years. Argyle Capital Management Corporation is a private investment advisory company.

         STEVEN F. TRIPP, Director since June 1999, is President and Chief Executive Officer of KnoWare, Inc. since 1998. KnoWare is a privately held software development company focused on internet based check image and check fraud detection software for financial institutions. Mr. Tripp was Owner and Vice President of Document Solutions from 1990 to 1998. Mr. Tripp has been employed in the software development industry for 10 years with a primary focus on digital imaging.

         CLAUDE PIAGET, Director since June 2001, served as Chief Executive Officer and Senior Vice President, International Relations of Digital Video Broadcasting, a global consortium involved in the promotion of unified worldwide standards for digital television. Dr. Piaget's broad industry experience includes several executive positions with Philips Electronics, including market development manager from 1995 to 1997, company strategy expert from 1994 to 1995, and development manager from 1986 to 1994. Previously he was involved in studying semiconductor physics, components, devices and systems. He has participated in the development of information and communication technologies and consortiums in Europe, Asia Pacific and Latin America. He holds a Masters degree in Physics Engineering and a Ph.D. in Physics from the University of Paris.

OTHER DIRECTORSHIPS; TERM OF OFFICE

         None of the Corporation's Directors is a member of the board of directors of any other company with a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended, or of any company registered under the Investment Company Act of 1940, as amended.

         All Directors serve for a term of one year or until their successors shall have been duly elected and qualified. All officers serve at the discretion of the Board of Directors. All of the incumbent Directors were elected at the May 25, 2002 Annual Meeting of the Corporation's Shareholders.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

         During the year ended December 31, 2002, the Board held four meetings. The Corporation's incumbent Directors attended all meetings of the Board and all of the Committees of the Board on which such Director served during that period.

         The Board maintains an Audit Committee and a Compensation Committee. The Corporation does not have a standing Nominating Committee or Executive Committee.

         The Compensation Committee's function is to review and recommend executive compensation, including executive officers' salary levels, incentive compensation programs and stock option grants. Following the May 25, 2002 Shareholder's Meeting, Board members were reassigned to committees and the members of the Compensation Committee were Steven F. Tripp and Robert A. Olins. During the year ended December 31, 2002, the Compensation Committee held two meetings.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Corporation's Board bears primary responsibility for the Corporation's financial statements and for its reporting process, including systems of internal controls. The primary purpose of an Audit Committee is to monitor: (1) the integrity of the Corporation's financial statements; (2) the Corporation's compliance with legal and regulatory requirements and (3) the independence and performance of the Corporation's external auditors and the adequacy of the Corporation's internal auditing function.

         The Audit Committee held four meetings during the Corporation's last fiscal year. The Audit Committee has received from BDO the written disclosures and the letter regarding BDO independence required by Independence Standard Board, Standards No. 1. In addition, BDO discussed with members of the Audit Committee issues of auditor independence and related matters required by Statements on Auditing Standard No. 61 and 90.

         The Audit Committee has reviewed and discussed with BDO the Corporation's financial management and internal controls and matters relating to conduct of the audit. During 2002, the Board was advised by BDO of a "reportable condition" in the Corporation's system of internal controls, resulting in large part because the Corporation does not have a full time, qualified on-site Chief Financial Officer or similar accounting officer. The Audit Committee received a report on this condition, and the Corporation is in the process of addressing this need concurrently with the increase in the Corporation's operations as a result of the expected ramp-up for sales and production activity.

         The Audit Committee also reviewed and discussed with management of the Corporation its audited financial statements pertaining to the year ended December 31, 2002. (See Proposal No. 3 elsewhere in this Proxy Statement with respect to the ratification of BDO as of the Corporation's independent auditors for the fiscal year ending December 31, 2003.)

         During the  fiscal  year   ended   December   31,  2002,  BDO  provided
various audit and non-audit services to the Corporation. Set forth below is the aggregate fees billed for these services:

         (a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Corporation's quarterly reports on Form 10-QSB, including related accounting matters, the annual Proxy, and meetings with directors: $100,468.

         (b)  Financial  Information  Systems  Design and  Implementation  Fees:
During the fiscal year ended December 31, 2002, BDO did not provide the Corporation with professional services of this nature.

         (c) All Other Fees: The aggregate fees billed by BDO for services rendered to the Corporation, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2002, including tax services and services rendered in connection with registration statements: $66,348.

         The Audit Committee has considered whether the provision of services covered in (b) above are compatible with maintaining the independence of BDO.

         In light of the foregoing review and discussions, the Audit Committee recommended to the Corporation's Board that its audited financial statements reported upon by BDO be included in the Corporation's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission (the "SEC") on April 15, 2003.

          The Board has determined that the members of the Audit Committee meet the independence requirements applicable to the Corporation which are set forth in the listing standards of NASDAQ.

                                AUDIT COMMITTEE*
                                Steven F. Tripp**
                                  Claude Piaget

COMPENSATION OF DIRECTORS

         Non-management Directors are entitled to receive a $500 Director's fee for each Board meeting attended. Directors who are also full-time employees of the Corporation are not paid Directors' fees. All of the incumbent Directors have waived the non-management Director's fee of $500 per Board Meeting. In fiscal 2002, however, options to purchase 25,000 Shares were granted to Steven
F. Tripp for his services as a Director and in addition, Mr. Tripp was granted options to purchase 25,000 Shares in consideration for Chairing the Audit Committee. In fiscal 2002, Lawrence J. Matteson and Claude Piaget were each granted options to purchase 25,000 Shares for their services as Directors. Mr. Matteson was granted additional options to purchase 25,000 Shares in consideration for certain consulting services, which vested immediately. Options to purchase 500,000 Shares were granted to Robert A. Olins for his services as Acting CEO, Secretary, Treasurer and Director, as more fully described under "Option Grants in Last Fiscal Year" elsewhere in this Proxy Statement.

REQUIRED VOTE

         As noted above, the Board has nominated four persons for election as Directors at the Meeting to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected or appointed. Directors are elected by a plurality of the number of Common Shares present at the Meeting in person or by Proxy, assuming that there is a quorum of such Common Shares represented at the Meeting. Accordingly, the four nominees receiving the highest number of votes at the Meeting will be elected as Directors of the Corporation.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Directors, executive officers and persons who beneficially own more than 10% of our Common Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities. Executive officers, Directors and greater than 10% shareholders are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) reports they file. To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to us for fiscal 2002, all executive officers, Directors and greater than 10% shareholders filed the required Section 16(a) reports in a timely manner except that Steven F. Tripp, a Director of the Corporation, reported on Form 5, filed with the SEC on February 13, 2003, with respect to three transactions in 2002 that were reportable on Form 4.

--------
* Lawrence J. Matteson has been added as a third member of the Audit Committee in fiscal 2003
** Compensation Committee Member

                           STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
                             (AS OF APRIL 23, 2003)

         The following table sets forth information regarding beneficial ownership of Common Shares as of December 31, 2002, by each person known by the Corporation to own beneficially more than five percent of the Corporation's outstanding Common Shares, by each director of the Corporation, by each executive officer of the Corporation named in the Summary Compensation Table contained in "Executive Compensation," and by all directors and executive officers of the Corporation as a group. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all Common Shares shown as beneficially owned by him, her or it.



                                           Amount and Nature
Name and Address                           of Beneficial          Percent of
Beneficial Owner                           Ownership               Class

Argyle Capital Management Corporation         4,997,466     (1)     18.5%
Robert A. Olins
Five Hamilton Landing, Suite 100
Novato, CA 94949

Estate of Isidore A. Becker                   3,832,243     (2)     14.2%
Harvey Krauss, Esq., Snow Becker Krauss P.C.
605 Third Avenue
New York, NY 10158-0125

Steven F. Tripp                                 373,457     (3)     1.4%
Five Hamilton Landing, Suite 100
Novato, CA 94949

David F. Hakala                                 360,000     (4)     1.3%
Five Hamilton Landing, Suite 100
Novato, CA 94949

Lawrence J. Matteson                            325,000     (5)     1.2%
Five Hamilton Landing, Suite 100
Novato, CA 94949


Miles L. Scott                                  208,334     (6)     0.8%
Five Hamilton Landing, Suite 100
Novato, CA 94949

Claude Piaget                                    75,000     (7)     0.3%
Five Hamilton Landing, Suite 100
Novato, CA 94949

All directors and officers as a               6,339,257            23.5%
 group (6 persons)


(1) Includes 2,376,000 shares beneficially owned subject to conversion of principal and interest of convertible notes held by Argyle Capital Management Corporation, of which Mr. Olins is President and over which Mr. Olins exercises voting control. Also includes 1,275,000 Shares subject to outstanding stock options held by Mr. Olins that were exercisable as of December 31, 2002 and 300,000 Shares subject to outstanding stock options held by Mr. Olins that are not exercisable within 60 days.
(2)      Based  solely  upon  information  filed  in a  Schedule  13G  by  named shareholder.
(3) Includes 175,000 Shares subject to outstanding stock options held by Mr. Tripp that were exercisable as of December 31, 2002 and 50,000 Shares subject to options not exercisable within 60 days. 142,857 Shares issuable upon conversion of principal and interest of convertible notes held by the Steven F. Tripp Trust are not included. Steven F. Tripp a Director of the Corporation, beneficiary of the Trust, does not have voting or dispositive power over these shares.
(4) Includes 360,000 Shares subject to options not exercisable within 60 days.
(5) Includes 300,000 Shares subject to options that were exercisable as of December 31, 2002 and 25,000 Shares subject to options not exercisable within 60 days.
(6) Includes 208,334 Shares subject to options that were exercisable as of December 31, 2002.
(7) Includes 12,500 Shares subject to options that were exercisable as of December 31, 2002 and 62,500 Shares subject to options not exercisable within 60 days.

                               EXECUTIVE OFFICERS

         The following table sets forth, as of May 2, 2003, the respective names and ages of the Corporation's executive officers, indicating all positions and offices held by each such person.

NAME                                         AGE      POSITION AND OFFICES WITH THE CORPORATION
----                                         ---      -----------------------------------------
Robert A. Olins                              46       Acting Chief Executive Officer, Secretary, Treasurer and
                                                      Director

David F. Hakala                              52       Chief Operating Officer

         Mr. Olins has served as Acting CEO, Secretary and Treasurer of the Corporation since July 2000. For further information regarding Mr. Olins' business experience, see the table listing nominees for election as Directors in the prior section "Proposal No. 1: Election of Directors".

         David F. Hakala, Chief Operating Officer of the Corporation since September 2002. During the course of his career, Dr. Hakala has been directly responsible for the manufacturing startup and ramp-up of numerous products, and their associated manufacturing facilities. Prior to joining SpatiaLight, Dr. Hakala served in various senior management positions with Thomson Multimedia, including Vice President of Manufacturing Operations, and most recently as Vice President, Product Development, Americas.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by the Corporation for the fiscal year ended December 2002 to the Corporation's Chief Executive Officer and other executive officers of the Corporation who received total salary in excess of $100,000 during 2002.


                                                          SUMMARY COMPENSATION TABLE
                                                                                                                 ALL OTHER
                                                                                  SHARES UNDERLYING            COMPENSATION
               NAME & PRINCIPAL POSITION                   YEAR     SALARY($)     OPTIONS/SARS (#)                 ($)

Robert A. Olins, Acting CEO, Secretary and Treasurer         2002      $      -               500,000          $        -
                                                             2001      $      -             1,275,000          $        -
                                                             2000      $      -                     0          $        -
David F. Hakala, Chief Operating Officer                     2002      $ 68,308               360,000          $        -
                                                             2001      $      -                     0          $        -
                                                             2000      $      -                     0          $        -
Miles L. Scott, Vice President, Engineering, Manufacturing   2002      $200,000                     0          $        -
                                                             2001      $200,000                     0          $        -
                                                             2000      $192,115               125,000  (1)     $        -

*No Bonuses or Other Annual Compensation have been paid and there have been no Restricted Stock Awards or LTIP Payments.

STOCK OPTION GRANTS

         The following table sets forth certain information for the year ended December 31, 2002 with respect to stock options granted to the individuals named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

          (a)                  (b)            (c)            (d)              (e)              (f)               (g)

                        NUMBER OF SHARES   % OF TOTAL
                           UNDERLYING     OPTIONS/SARS                                      POTENTIAL REALIZABLE VALUE
                          OPTIONS/SARS     GRANTED TO    EXERCISE OR                          AT ASSUMED ANNUAL RATES
          NAME             GRANTED (#)    EMPLOYEES IN    BASE PRICE      EXPIRATION        OF STOCK PRICE APPRECIATION
                                          FISCAL YEAR       ($/SH)           DATE                 FOR OPTION TERM
----------------------------------------------------------------------------------------------------------------------------
                                                                                              5%($)            10%($)
                                                                                              -----            ------

Robert A. Olins              500,000          53%             $3.60        01/28/12        $1,132,010       $2,868,736

David F. Hakala              360,000          38%             $2.66        09/03/12        $  602,229       $1,526,168

Miles L. Scott                  0              0%              0               -           $     0          $    0


OPTION EXERCISES AND FISCAL 2002 YEAR END VALUES

         The following table sets forth information with respect to options to purchase Common Shares granted to the Corporation's named executive officers including: (i) the number of Common Shares purchased upon exercise of options in the fiscal year ended December 31, 2002; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at December 31, 2002; and (iv) the value of such unexercised options at December 31, 2002.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         DECEMBER 31, 2002 OPTION VALUES



                                                                     NUMBER OF UNEXERCISED   VALUE OF UNEXERCISED
                                                                      OPTIONS AT DEC. 31,    IN-THE-MONEY OPTIONS
                                          SHARES                            2002 (#)         AT DEC. 31, 2002 ($)
                                       ACQUIRED ON  VALUE REALIZED       EXERCISABLE /          EXERCISABLE /
                  NAME                 EXERCISE (#)       ($)            UNEXERCISABLE          UNEXERCISABLE
                  ----                 ------------       ---            -------------          -------------

             Robert A. Olins                0              $0          1,275,000/500,000         $968,500/$0
             David F. Hakala                0              $0              0/360,000                 $0/$0
             Miles L. Scott                 0              $0              125,000/0             $217,500/$0
                                            0              $0               83,333/0                 $0/$0

EMPLOYMENT ARRANGEMENTS AND AGREEMENTS

         Robert A. Olins has served as a Director of the Corporation since 1998 and has also served as Acting CEO, Secretary and Treasurer of the Corporation since July 2000. Mr. Olins does not have an employment agreement with the Corporation. Mr. Olins has received no cash compensation by the Corporation for his services to date, but has been granted options as reported under "Summary Compensation Table - Option Grants In Last Fiscal Year."

         The Corporation is party to an employment agreement dated September 3, 2002, with David F. Hakala to serve as Chief Operating Officer, which is in effect through August 2003, with one-year extensions at the option of the Corporation. As currently in effect, the agreement provides for an annual salary of $240,000 and a grant of Incentive Stock Options to purchase 360,000 Common Shares vesting over a three-year period. As of December 31, 2002 none of these Shares had vested.

         The Corporation was party to an employment agreement dated December 31, 1999, with Miles L. Scott to serve as Vice President Engineering/Manufacturing, which expired in December 2002. The agreement, which provided for an annual salary of $200,000 and a grant of Incentive Stock Options to purchase 125,000 Common Shares vesting over a three-year period depending upon the achievement of certain performance criteria, was not renewed. As of December 31, 2002, 83,333 of these Shares had vested. The final performance criteria were not met and therefore 41,667 options were cancelled effective December 31, 2002.

         There  were  no  repricing  of  options  to  purchase   Shares  of  the
Corporation since January 1, 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board recommending compensation for executive officers during 2002 consisted of Steven F. Tripp and Robert A. Olins.

         Mr. Olins served as the Acting CEO, Secretary and Treasurer of the Corporation in 2002.

         Argyle Capital Management Corporation, which is wholly owned by Mr. Olins, entered into various transactions with the Corporation in 1998. For more information regarding these transactions, refer to the section captioned "Certain Relationships and Related Transactions."

         In 1999, a group of investors which includes the Steven F. Tripp Trust purchased convertible notes of the Corporation and was issued warrants to purchase Common Shares. Mr. Tripp is the beneficiary of the Steven F. Tripp Trust but he is not the trustee. For more information regarding these transactions, refer to the section captioned "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE REPORT

         Executive Compensation Policy
         -----------------------------

         The objectives of the Corporation's executive compensation program are to (i) attract and retain executives with the skills critical to the current and long-term success of the Corporation, (ii) motivate and reward individual and team performance in attaining business objectives and maximizing shareholder value and (iii) link a portion of compensation to appreciation in the price of the Corporation's Shares so as to align the interests of the executive officers with those of the shareholders.

         In order to meet these objectives, the total compensation program is designed to be competitive with the programs of other corporations of comparable revenue size in industries with which the Corporation competes for customers and executives and to be fair and equitable to both the employee and the Corporation. Consideration is given to the employee's overall responsibilities, professional qualifications, business experience, job performance, technical expertise and career potential and the combined value of these factors to the Corporation's viability and long-term performance and growth. Finally, the Corporation's executive compensation has to take into account its limited liquid resources and its stage of development.

         Executive Compensation
         ----------------------

         The Corporation currently has two executive officers in addition to its Acting CEO, Robert A. Olins, whose employment compensation arrangements are discussed below. The compensation for David Hakala, Chief Operating Officer, is determined by his employment agreement which is in force through August 2003, with one-year extensions at the option of the Corporation. Miles Scott's compensation was determined by his employment agreement with the Corporation which expired in December 2002. The terms of these employment agreements are described under the caption "Executive Compensation - Employment Arrangements and Agreements" set forth elsewhere in this Proxy Statement. The Compensation Committee (the "Committee") was actively involved in negotiating and ratifying the employment agreements of these executive officers.

         To date, the Corporation's executive compensation has been based on two principal components: salary and incentive stock options to purchase Shares granted under the Corporation's two Stock Option Plans. The purpose of stock options is to align the interests of the executive officers with the interests of the shareholders. In addition, stock options offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. In determining stock option grants and the level of stock options included in executive employment agreements, the Committee bases its decision on the individual's performance and potential to improve shareholder value and on the relationship of equity and objective performance goals to the other components of the individual's compensation.

         Dr. Hakala's annual salary and incentive stock option awards provided for in his employment agreement were determined by evaluating the responsibilities of the position of Chief Operating Officer, his past experience and the competitive marketplace for his level of executive talent. Mr. Scott's annual salary provided for in his employment agreement was determined by evaluating the responsibilities of the position of Vice President Engineering/Manufacturing, his past experience and the competitive marketplace for his level and categories of executive talent. A portion of Mr. Scott's options to purchase Shares of the Corporation granted under his employment agreement with the Corporation were contingent upon the achievement of certain performance criteria. The performance-contingent options granted to Mr. Scott under his employment agreement were intended to reflect the level of achievement of Corporation goals and individual performance goals during his term of employment.

         CEO Compensation
         ----------------

         Robert A. Olins, a member of this Committee, who has served as Acting CEO, Secretary and Treasurer of the Corporation since June 2000 and as a Director of the Corporation since 1998, has received no cash compensation by the Corporation for his services to date and has no employment agreement with the Corporation. He has been granted options, as reported under the caption "Summary Compensation Table - Option Grants In Last Fiscal Year" in this Proxy Statement. Mr. Olins was granted options to purchase 500,000 Shares of the Corporation under the Corporation's 1999 Stock Option Plan in consideration for services rendered as Acting CEO, Secretary, Treasurer and Director of the Corporation during 2002. In 2001, Mr. Olins was granted options to purchase 750,000 Shares independent of the Corporation's Stock Option Plans. These options to Mr. Olins were granted at the prevailing market prices for the Corporation's Shares. The Committee took into consideration the fact that Mr. Olins has not received any cash compensation for his services since July 2000 when determining the number of options to grant to Mr. Olins.

         The Committee also took into consideration the fact that under Mr. Olins' stewardship, the Corporation has, since late October 2001, entered into seven agreements or memoranda of understanding with eight original equipment manufacturers in China and one such manufacturer in the Republic of South Korea contemplating the purchase by these prospective customers of the Corporation's display units and/or SpatiaLight imagEngine(TM) microdisplays for use in certain of their products. The Committee also recognizes that in January 2003, under the leadership of Mr. Olins, the Corporation concluded negotiations with Skyworth Display Ltd., resulting in a signed agreement for the purchase by Skyworth of 14,100 display units from the Corporation during a one year delivery period.

         In determining to grant Mr. Olins these options in 2001 and 2002, the Committee further recognized that since becoming the Acting CEO in 2000, Mr. Olins has been the principal architect in the Corporation's ongoing transition from end-stage product testing to production ramp-up and full-scale manufacturing in order to meet the projected demand from original equipment manufacturers. In addition the Committee recognizes that Mr. Olins has been responsible for identifying and securing financing for the Company for the past three years.

         No determination has been made by the Committee with respect to compensation for Mr. Olins' services in 2003 and subsequent years and until such time as the Board hires a permanent CEO.

                             COMPENSATION COMMITTEE
                                 Robert A. Olins
                                 Steven F. Tripp

PERFORMANCE GRAPH

         The following stock performance graph is intended to show the Corporation's stock performance compared with that of comparable companies. The stock performance graph shows the change in market value of $100 invested in the Corporation's Common Shares, the Standard & Poor's 500 Stock Index and a peer group of comparable companies ("Index") for the period commencing December 31, 1997 through December 31, 2002. The cumulative total shareholder return assumes dividends are reinvested. The shareholder return shown on the graph below is not indicative of future performance. The Index consists of the following companies, which are in similar lines of business as the Corporation: Kopin Corp., Microvision, Inc., Three-Five Systems, and Universal Display.



                           [ GRAPH GRAPHIC OMITTED ]

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 1998, the Corporation received $1,188,000 in cash in exchange for convertible notes in that amount to Argyle Capital Management Corporation, a company owned and controlled by Robert A. Olins, acting Chief Executive Officer, Secretary, Treasurer and a Director of the Corporation. The convertible notes accrue interest at a contractual rate of 6% per annum, and are secured by substantially all of the assets of the Corporation. Both principal and interest are convertible into Common Shares at $.50 per Share. These notes were originally due on December 31, 1999, but have since been extended on several dates so that they are now due and payable on March 31, 2004.

         In December 1999, a group of investors (the "Alabama Group") purchased convertible notes of the Corporation in the outstanding principal amount of $2,875,000. The Alabama Group includes a trust for the benefit of Steven F. Tripp, a Director of the Corporation. Mr. Tripp is not the trustee of this trust and has no power to vote or dispose of the Common Shares or any other securities held by that trust. Marcia K. Tripp, Steven F. Tripp's mother, is the trustee of this trust and directs and is responsible for all of the investment decisions of this trust. 50% of the convertible notes (the "First Tranche") accrue interest at a contractual rate of 6% per annum, are convertible into Common Shares at a price of $3.50 per Share and are secured by substantially all of the assets of the Corporation. Upon issuance of the First Tranche of convertible notes, the Corporation also issued warrants to purchase 821,429 Common Shares. These warrants were exercised on June 28, 2002 at $3.50 per Share.

         The proceeds of the remaining 50% of the convertible notes (the "Second Tranche"), also accruing interest at a contractual rate of 6% per annum, were originally to be received by the Corporation upon the achievement of certain performance targets. The proceeds were received in November 2000, however, prior to reaching those targets, in exchange for reducing the conversion price of the notes to the then-market price of $2.25 per Share. No warrants were issued with the Second Tranche of convertible notes. The First Tranche and Second Tranche of convertible notes were originally due on June 30, 2001, but the due date for both the First Tranche and the Second Tranche of convertible notes has been extended until March 31, 2004.

                                 PROPOSAL NO. 2:
                                 ---------------
                        APPROVAL OF AMENDMENT TO RESTATED
                    CERTIFICATE OF INCORPORATION, AS AMENDED,
                          TO INCREASE AUTHORIZED SHARES

         The shareholders are being asked to approve at the Meeting a Certificate of Amendment to the Corporation's Restated Certificate of Incorporation, as amended (the "Certificate"), to increase the number of authorized Common Shares from 40,000,000 to 50,000,000 (the "Amendment"). The Board of Directors on April 25, 2003 adopted resolutions approving and authorizing the Amendment and directing that the Amendment be submitted to a vote of the shareholders at the Annual Meeting. The Board determined that the Amendment is in the best interests of the Corporation and its shareholders and unanimously recommends its approval by the shareholders. If the proposed Amendment is approved by the shareholders, the Board intends to file a Certificate of Amendment to the Certificate reflecting such Amendment with the Secretary of State of the State of New York as soon as practicable following such shareholder approval.

         The Certificate currently authorizes the issuance of up to 40,000,000 Common Shares. As of the close of business on May 2, 2003, there were 26,956,748 Shares issued and outstanding. In addition, as of that date, the Corporation has reserved up to approximately 731,250 Common Shares for issuance upon the exercise of outstanding warrants, 3,173,333 Common Shares for issuance pursuant to the Corporation's two Stock Option Plans, 750,000 Common Shares for issuance upon the exercise of options issued independently of the Stock Option Plans (after giving effect to options that have lapsed or been cancelled), and 3,483,950 Common Shares for issuance upon the conversion of outstanding convertible securities. After giving effect to Common Shares issued and reserved for issuance under such warrants, options and convertible securities, there were 5,654,719 authorized but unissued Shares available to the Corporation as of the close of business on May 2, 2003.

         The purpose of the increase in the number of authorized Common Shares is to assure that the Corporation has sufficient Shares available for general corporate purposes including, without limitation, equity financings, acquisitions, establishing strategic relationships with corporate partners, providing equity incentives to employees, payments of stock dividends, stock splits or other recapitalizations. The need for additional authorized Shares is consistent with the growth of the Corporation and its transition from end-stage product testing to production ramp-up and full-scale manufacturing. To meet the anticipated working capital demands of a manufacturing enterprise, the Corporation may well seek additional capital from several sources, including the sale of its Common Shares.

         If the shareholders approve the Amendment, the Board of the Corporation may authorize the issuance of additional Common Shares without further approval of the shareholders of the Corporation, except as may be required in particular cases by the Corporation's charter documents, applicable law or the rules of any national securities exchange on which Common Shares of the Corporation may then be listed. Under the Corporation's Certificate, the Corporation's shareholders do not have preemptive rights to subscribe to additional securities which may be issued by the Corporation, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Corporation in order to maintain their proportionate ownership of Common Shares. Furthermore, if the Board elects to issue additional Common Shares or securities convertible into or exercisable for Common Shares, such issuance could have a dilutive effect on the voting power and earnings per share of existing shareholders.

         In addition, the increase in the number of authorized Common Shares could have an anti-takeover effect, although this is not the intent of the Board in seeking approval of the Amendment. For example, if the Board issues additional Shares in the future, such issuance could dilute the voting power of a person seeking control of the Corporation, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board of Directors of the Corporation. As of the date of this

Proxy Statement, the Board is not aware of any attempt or plan to obtain control of the Corporation.

         FOR THE FOREGOING REASONS, THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED.

         If approved, the Amendment would amend and restate Article Four of the Certificate as follows:

         "The aggregate number of shares which the corporation shall have authority to issue is fifty million (50,000,000) shares of one class only, which shares are of the par value of one cent ($.01) per share."

         The votes represented by the Proxies received will be voted FOR approval of the adoption of the proposed Amendment unless a vote against such approval or to abstain from voting is specifically indicated on the Proxy. An abstention will have the same effect as a vote "against" the Amendment. Broker non-votes will be treated in the same manner as abstentions.

         The affirmative vote of the holders of a majority of all the votes entitled to be cast of outstanding Common Shares is required for approval of the proposed Amendment to the Corporation's Restated Certificate of Incorporation, as amended.

                                 PROPOSAL NO. 3:
                                 ---------------
                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         It is proposed that the Shareholders ratify the selection of BDO Seidman, LLP as the independent accountants of the Corporation for the fiscal year ending December 31, 2003.

         BDO   examined   and   reported   on the  financial  statements  of the
Corporation for its 2002 fiscal year. A representative of BDO will be present at the Meeting via telephone. The representative will be available to answer appropriate questions from Shareholders.

         Under applicable New York law, the ratification of BDO as the Corporation's independent accountants for the current fiscal year requires the approval of the holders of a majority of the votes cast, in person or by Proxy, at the Meeting of the outstanding Shares of the Corporation entitled to vote thereon. Thus, abstentions and broker non-votes will not be included in total votes with respect to this proposal and will have no effect on the outcome of the votes with respect thereto.

         The Board of DIRECTORS recommends a vote "FOR" ratification of the appointment of BDO Seidman, LLP to serve as the Corporation's independent accountants for the fiscal year ending December 31, 2003.

                                  OTHER MATTERS

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         The Board is not aware of any matters to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should properly come before the Meeting, it is intended that the holders of Proxies will vote thereon in their discretion.

SHAREHOLDERS PROPOSALS

         Proposals of Shareholders intended to be presented at the next Annual Meeting of Shareholders of the Corporation, expected to be held in May or June 2004, must be received by the Corporation for inclusion in the Corporation's Proxy Statement on or prior to January 15, 2004.

SHAREHOLDER QUESTIONS

         It is anticipated that Shareholders of the Corporation have questions relating to the Corporation, its financial condition, operations and other related matters. The Corporation believes that such questions can more effectively be answered after their careful consideration. Accordingly, the Corporation requests that to the extent that any Shareholder has such a question, such Shareholder submit his or her question, in writing, to the Assistant Secretary of the Corporation, Sandi Harrison, by May 21, 2003. The Corporation shall endeavor to answer such questions at the Meeting, to the best of its ability, provided that the Corporation's officers or directors will not answer questions pertaining to the Corporation's trade secrets or other sensitive information whose disclosure would be of benefit to the Corporation's competitors.

COSTS OF SOLICITATION

         The Corporation will bear all of the costs of the solicitation of Proxies and conducting the Meeting, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding Proxy materials to beneficial owners. The Corporation will request such brokers, custodians, nominees, fiduciaries and others to forward Proxy materials to their principals. Solicitations will be made primarily by mail, but certain Directors, officers and employees of the Corporation may solicit Proxies in person, or by telephone, telecopier or telegram without receiving special compensation for these services.

                                          BY ORDER OF THE BOARD OF DIRECTORS,



                                          Sandi Harrison,
                                          Assistant Secretary